UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Under to §240.14a-12

SelectQuote, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, of other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 15, 2022

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by SelectQuote, Inc. (the “Company”) with the Securities and Exchange Commission on October 6, 2022 in connection with the Company’s annual meeting of stockholders (the “Annual Meeting”), to be held on November 15, 2022 at 9:00 a.m. Central Time.

The purpose of this Supplement is to correct an inadvertent error in the Proxy Statement regarding the effect of shares voting “withheld” on the election of directors. The correction to the existing disclosure in the Proxy Statement is set forth below under the heading “Correction to the Proxy Statement.” Other than this correction, the Proxy Statement remains unchanged, and this Supplement does not otherwise amend, supplement, or affect the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting. If you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.

Correction to the Proxy Statement

The answer to the question entitled, “What is the effect of withheld votes, broker non-votes, and abstentions?” in the General Information section of the Proxy Statement is amended and restated in its entirety to read as follows (corrections are marked, with new text bold and underlined, and deleted text bold and stricken through):

What is the effect of withheld votes, broker non-votes, and abstentions?

Votes withheld from any nominee, abstentions, and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” will have the effect of a vote “against” the election of directors. ~~Shares voting “withheld” have no effect on the election of directors.~~ Abstentions will have the effect of a vote “against” the ratification and appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023. Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares only on “routine” matters, which includes only Proposal Two (ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2023). Absent direction from you, your broker will not have discretion to vote on Proposal One (election of directors) or Proposal Three (say-on-pay), which are “non-routine” matters, and, as a result, will constitute a “broker non-vote.” “Broker non-votes” will have no effect on the election of directors.